U.S. SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                     FORM 8-K

                                   CURRENT REPORT

                            PURSUANT TO SECTION13 OR 15(D)
                       OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 21, 2002

                                   CRT CORPORATION
             (Exact name of registrant as specified in its charter)

                                     Nevada
               (State or other jurisdiction of incorporation)

                                    0001026507
                             (Commission File Number)

                                    95-4643533
                      (I.R.S. Employer Identification Number)

8635 West Sahara Ave., Suite 433, Las Vegas, Nevada                  89119
      (Address of principal executive offices)                   (Zip Code)

        Registrant's telephone number including area code:  (702) 940-0086

Item 5.  Other Information.

     "On June 13, 2002 the Board of Directors of the Corporation authorized a one-for-three reverse split of the outstanding shares of common stock of the Corporation. Pursuant to Nevada law, the shareholders of the Corporation must approve the reverse stock split. Shareholders holding in excess of 50% of the outstanding shares have indicated that they will vote in favor of the reverse stock split.
The Corporation plans to file an Information Statement pursuant to Regulation 14C under the Securities Exchange Act of 1934 at least 20 calendar days prior to the effective date of the reverse stock split. It is anticipated that the reverse stock split will be effective prior to July 31, 2002.

     In connection with the reverse stock split, the Corporation will not issue fractions of a share but all such fractions will be rounded up to a whole share."



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be singed on its behalf by the undersigned hereunto duly authorized.


Dated: June 21, 2002                            CRT CORPORATION


                                                By:/s/ Matt Sebal
                                                Matt Sebal
                                                President

                             EXHIBIT INDEX

Exhibit No.                        Description

16.1 Agreement to Settle with and Release Judgment Debor Dated May 14 2001 (see below.